Exhibit 5.1

August 29, 2024

The Board of Directors

Better Choice Company Inc.

12400 Race Track Road

Tampa, Florida 33626

Re:	Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as counsel to Better Choice Company Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of an offering statement on Form 1-A to which this opinion is attached as an exhibit (the “Offering Statement”). The Offering Statement covers the contemplated sale of up to [**] shares of the Company’s common stock (the “Shares”) and [**] pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants” and together with the Shares the “Securities”).

In connection with this opinion, we have reviewed originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a) The Offering Statement; and

(b) The certificate of incorporation of the Company, filed as Exhibits 3.1 through 3.6 to the Offering Statement and the bylaws of the Company as presently in effect, in the form filed as Exhibit 3.7 to the Offering Statement, all as certified by an officer of the Company as of a recent date; and

(c) Resolutions adopted by the Company’s board of directors (the “Board”) relating to the Offering Statement and the issuance of the Securities.

The opinion set forth herein is subject to the following qualifications, which are in addition to any other qualifications contained herein:

A. We have assumed without verification the genuineness of all signatures on all documents, the authority of the parties (other than the Company) executing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies.

B. The opinion set forth herein is based on existing laws, ordinances, rules, regulations, court and administrative decisions as they presently have been interpreted and our opinion does not apply to any change in, and the effect thereof on, any of the foregoing occurring after the date hereof.

C. We have assumed without verification that, with respect to the minutes of any meetings of the stockholders of the Company or of the Board of Directors or any committees thereof of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

Better Choice Company Inc.

August 29, 2024

D. We have assumed without verification the accuracy and completeness of the information contained in (i) the Offering Statement (including but not limited to statements therein as to the number of shares of Common Stock issued and outstanding), as well as all of the other Documents and (ii) all corporate records made available to us by the Company.

E. The foregoing opinion is qualified to the extent that the enforceability of any document or instrument may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

F. We express no opinion herein as to the laws of any state or jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. As to matters governed by the laws specified in the foregoing sentence, we have relied exclusively on the latest standard compilations of such statutes and laws as reproduced in commonly accepted unofficial publications available to us. The opinion herein is as of the date hereof and is based on current law and facts and circumstances. We have no obligation, and expressly decline any undertaking, to revise or supplement this opinion or otherwise advise you should applicable law or the existing facts and circumstances change.

Based upon and subject to the foregoing, we are of the opinion that the Securities being sold pursuant to the Offering Statement, including the Shares underlying the Pre-Funded Warrants, are duly authorized and will be, when issued in the manner described in the Offering Statement, legally and validly issued, fully paid and non-assessable.

It is understood that this opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted, or otherwise relied upon for any other purpose.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Offering Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the offering circular. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Meister Seelig & Fein PLLC